AMENDMENT #5 TO PARTICIPATION AGREEMENT
                           DATED AS OF MARCH 21, 2000
                 (as amended and supplemented from time to time)

                                      AMONG

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS, First Allmerica Financial Life Insurance Company, INVESCO Variable Investment Funds, Inc. and INVESCO Distributors, Inc. entered into a Fund Participation Agreement on March 21, 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;
NOW THEREFORE, the parties to hereby agree that Schedule A and Schedule B to the Participation Agreement are amended to read in their entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of First Allmerica Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account            Name of Separate Account

Allmerica ExecAnuity Plus 91                    Separate Account VA-K
Allmerica ExecAnuity Plus 93                    Separate Account VA-K
Allmerica Advantage                             Separate Account VA-K
Allmerica Ultimate Advantage                    Separate Account VA-K
Allmerica Immediate Advantage (`TVA")           Separate Account VA-K
Allmerica Accumulator                           Separate Account VA-K
DirectedAdvisorySolutions ("Fund Quest")        Separate Account VA-K
Allmerica Value Generation ("Annuity Scout")    Separate Account VA-K

Select Reward                                   Select Separate Account
Select Resource                                 Select Separate Account
Select Charter                                  Select Separate Account
Select Secondary Markets                        Select Separate Account
VEL 93                                          VEL II Account
Variable Inheiritage                            Inheiritage Account
Select Inheiritage                              Inheiritage Account
VEL III                                         Separate Account SPVL
Select III                                      Separate Account SPVL
Select Life II                                  Allmerica Select
Account II
Scudder Gateway Elite                           Separate Account KG
Scudder Gateway Advisor ("C-Shares")            Separate Account KG
Scudder Gateway Plus ("Bonus")                  Separate Account KG
Scudder Gateway Advisor 2 ("no-load")           Separate Account KG
Scudder Gateway Custom                          Separate Account KG

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALLMERICA CONTRACTS

INVESCO VIF - Dynamics Fund
INVESCO VIF -Equity Income Fund
INVESCO VIF - Health Sciences Fund

SCUDDER GATEWAY CONTRACTS

INVESC0 VIF - Utilities Fund


All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 200l.

                             FIRST ALLMERICA FINANCIAL LIFE
                             INSURANCE COMPANY

                             By:   /s/ Richard M. Reilly
                                   ---------------------------------
                                   Richard M. Reilly, Vice President

                             INVESCO VARIABLE INVESTMENT FUNDS, INC.

                             By:   /s/ Ronald L. Grooms
                                   -------------------------------
                                   Ronald L. Grooms, Treasurer

                             INVESCO FUNDS GROUP, INC.

                             By:   /s/ Ronald L. Grooms
                                   -------------------------------
                                   Ronald L. Grooms, Senior Vice President

                             INVESCO DISTRIBUTORS, INC.

                             By:   /s/ Ronald L. Grooms
                                   -------------------------------
                                   Ronald L. Grooms, Senior Vice President